UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Brookdale Senior Living Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3068069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 Westwood Place, Suite 400 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.00% Tangible Equity Units	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-268404.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

Brookdale Senior Living Inc. (the “Registrant”) registers hereunder its 7.00% Tangible Equity Units (the “Units”). For a description of the Units, reference is made to the information under the heading (i) “Description of the Units” in the prospectus supplement dated November 16, 2022 (the “Prospectus Supplement”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) on November 18, 2022 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus dated November 16, 2022 (the “Prospectus”) filed as part of the Registrant’s registration statement on Form S-3 (File No. 333-268404), as filed with the Commission on November 16, 2022 and (ii) “Description of Purchase Units” in the Prospectus. Each Unit is comprised of a prepaid stock purchase contract and a senior amortizing note. For a description of the Units, reference is made to the information under the heading (i) “Description of the Units” in the Prospectus Supplement and (ii) “Description of Purchase Units” in the Prospectus. For a description of the prepaid stock purchase contract, reference is made to the information under the heading (i) “Description of the Purchase Contracts” in the Prospectus Supplement, (ii) “Description of Purchase Contracts” in the Prospectus and (iii) “Description of Capital Stock” in the Prospectus. For a description of the senior amortizing note, reference is made to the information under the heading (i) “Description of the Amortizing Notes” in the Prospectus Supplement and (ii) “Description of Debt Securities” in the Prospectus. Each such description referred to above, and the Prospectus and Prospectus Supplement, is hereby incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 5, 2019 (File No. 001-32641)).

4.2	Amended and Restated Bylaws of the Company dated October 29, 2019 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on October 29, 2019 (File No. 001-32641)).

4.3	Form of Certificate for common stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed on November 7, 2005 (File No. 333-127372)).

4.4	Indenture, dated as of November 21, 2022, between the Company and American Stock Transfer & Trust Company, LLC, as Trustee (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on November 22, 2022 (File No. 001-32641)).

4.5	Supplemental Indenture, dated as of November 21, 2022, between the Company and American Stock Transfer & Trust Company, LLC, as Trustee (including the form of amortizing note) (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on November 22, 2022 (File No. 001-32641)).

4.6	Purchase Contract Agreement between the Company and American Stock Transfer & Trust Company, LLC, as Purchase Contract Agent, as Trustee and as attorney-in-fact for the holders of Purchase Contracts (including the form of unit and form of purchase contract) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 22, 2022 (File No. 001-32641)).

99.1	Prospectus supplement dated November 16, 2022 relating to the Units and the accompanying prospectus dated November 16, 2022 (File No. 333-268404) (incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 22, 2022

Brookdale Senior Living Inc.

By:	/s/ Chad C. White
Name:	Chad C. White
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to 8-A]